Exhibit 31.1

  CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934

I, Frank A. Martin, certify that:

     1. I have reviewed this amendment to annual report on Form 10-KSB/A for the year ended December 31, 2003 of I-trax, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report.

Date:    August 11, 2004                   /s/ Frank A. Martin
                                           -----------------------------------
                                           Name:    Frank A. Martin
                                           Title:   Chief Executive Officer





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